EXECUTION VERSION
October 7, 2008
Alpharma Inc.
Alpharma Operating Corporation
Alpharma U.S. Inc.
Barre Parent Corporation
Alpharma Euro Holdings Inc.
Alpharma (Bermuda) Inc.
Alpharma USHP Inc.
Alpharma Animal Health Company
Mikjan Corporation
Alpharma Holdings Inc.
Alpharma Specialty Pharma Inc.
Purepac Pharmaceutical Holdings, Inc.
Alpharma Pharmaceuticals LLC
440 Route 22 East
Bridgewater, New Jersey 08807
     Re:     Letter Agreement Regarding Durect Development and License Agreement
Ladies and Gentlemen:
     Reference is made to that certain Amended and Restated Loan and Security Agreement dated March 10, 2006 (as at any time amended, restated, supplemented or otherwise modified, the “Loan Agreement”), among Alpharma Inc., a Delaware corporation (“Parent”); Alpharma Operating Corporation, a Delaware corporation; Alpharma U.S. Inc., a Delaware corporation; Barre Parent Corporation, a Delaware corporation; Alpharma Euro Holdings Inc., a Delaware corporation; Alpharma (Bermuda) Inc., a Delaware corporation; Alpharma USHP Inc., a Delaware corporation; Alpharma Animal Health Company, a Texas corporation; Mikjan Corporation, an Arkansas corporation; Alpharma Holdings Inc., a Delaware corporation; Alpharma Specialty Pharma Inc., a Delaware corporation f/k/a Alpharma Pharmaceuticals Inc.; Purepac Pharmaceutical Holdings, Inc., a Delaware corporation; and Alpharma Pharmaceuticals LLC, a Delaware limited liability company f/k/a Alpharma Branded Products Division Inc. (collectively, “Borrowers” and each individually, a “Borrower”); the various financial institutions party thereto from time to time (collectively, “Lenders”); and Bank of America, N.A., a national banking association, in its capacity as collateral and administrative agent for Lenders (together with its successors in such capacity, “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Loan Agreement.
     Borrowers have informed Agent and Lenders that Alpharma Ireland Limited, a corporation organized under the laws of Ireland (“Alpharma Ireland”), desires to effect a certain Development and License Agreement (the “License Agreement”) with Durect Corporation, a Delaware corporation (“Licensor”), pursuant to which Alpharma Ireland will license from Licensor certain proprietary products for pain treatment and certain patents and know-how relating thereto. In connection with the License Agreement, Licensor is requiring an unsecured guaranty from Parent with respect to all milestone payments of up to $263,000,000 in the aggregate and all royalty and other payments owing by Alpharma Ireland under the License Agreement (the “Parent Guaranty”). Borrowers have requested that Agent and

Lenders consent to the Parent Guaranty, and Agent and Lenders are willing to do so, on the terms and subject to the conditions contained herein.
     NOW THEREFORE, for Ten Dollars ($10.00) in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     1. Consent. Subject to the satisfaction of the conditions precedent set forth below, Agent and Lenders hereby consent to the Parent Guaranty. Such consent is subject to the satisfaction of the following conditions precedent in form and substance satisfactory to Agent and Lenders in their sole and absolute discretion: (a) the Parent Guaranty and the License Agreement are executed and all conditions precedent to the effectiveness thereto are satisfied on or before December 31, 2008; (b) at the time of the execution of the Parent Guaranty and the License Agreement, and after giving effect thereto and hereto, no Default or Event of Default exists or would result therefrom; and (c) in connection with the execution of the License Agreement, Licensor and Alpharma Ireland have filed all documents that are required or permitted to be filed pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as at any time amended, the “HSR”) and have received all necessary approval under the HSR in connection therewith.
     2. Amendment to Loan Agreement. Upon satisfaction of the conditions precedent set forth above, the Loan Agreement shall be deemed amended as follows:
     (a) By deleting the definition of “Permitted Contingent Obligations” in Section 1.1 of the Loan Agreement and by substituting in lieu thereof the following:
     Permitted Contingent Obligations — each of the following:
(i) Contingent Obligations arising from endorsements of items of payment for collection or deposit in the Ordinary Course of Business;
(ii) Contingent Obligations of any Consolidated Group Member existing as of the Closing Date, including extensions and renewals thereof that do not increase the amount of such Contingent Obligations as of the date of such extension or renewal;
(iii) Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent title insurance policies;
(iv) Contingent Obligations with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted under Section 8.4.2;
(v) Contingent Obligations consisting of reimbursement obligations from time to time owing by any Borrower to Issuing Bank with respect to Letters of Credit (but in no event to include reimbursement obligations at any time owing by a Borrower to any other Person that may issue letters of credit for the account of Borrowers);
(vi) unsecured guaranties made by a Consolidated Group Member for Debt or other obligations of another Consolidated Group Member that is expressly permitted to be incurred hereunder or not prohibited;

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(vii) Contingent Obligations of Parent arising under that certain unsecured guaranty dated September 4, 2007 (the “IDEA Guaranty”), from Parent to IDEA AG, a German corporation (“IDEA”), with respect to milestone payments of up to $192,000,000 in the aggregate and all royalty and other payments owing by Alpharma Ireland Limited (“Alpharma Ireland”) under that certain Exclusive License Agreement dated September 4, 2007 (the “IDEA License Agreement”; together with the IDEA Guaranty, collectively, the “IDEA Agreements” and each individually, an “IDEA Agreement”), between IDEA and Alpharma Ireland, and with respect to each IDEA Agreement, as in effect on the date of execution thereof without giving effect to any amendment or modification thereto;
(viii) Contingent Obligations of Parent arising under that certain unsecured guaranty dated as of September 19, 2008 (the “Durect Guaranty”), from Parent to Durect Corporation, a Delaware corporation (“Durect”), with respect to milestone payments of up to $263,000,000 in the aggregate and all royalty and other payments owing by Alpharma Ireland under that certain Development and License Agreement dated as of September 19, 2008 (the “Durect License Agreement”; together with the Durect Guaranty, collectively, the “Durect Agreements” and each individually, a “Durect Agreement”), between Durect and Alpharma Ireland, and with respect to each Durect Agreement, as in effect on the date of execution thereof without giving effect to any amendment or modification thereto;
(ix) other unsecured Contingent Obligations not to exceed $25,000,000 in the aggregate at any time;
(x) the Permitted Euro Debt Guaranty; and
(xi) unsecured guaranties made by a Consolidated Group Member for Debt of another Consolidated Group Member that is expressly permitted to be incurred hereunder.
     (b) By adding the following new Section 10.2.23 to the Loan Agreement immediately following Section 10.2.22 thereof:
     10.2.23 Amendments to Durect Agreements. Amend, modify or supplement, or permit Alpharma Ireland or any other Subsidiary to amend, modify or supplement (or consent to any amendment, modification or supplement) the Durect Guaranty or the Durect License Agreement or any documents executed in connection therewith, without Agent’s prior written consent, if such amendment, modification or supplement increases or otherwise modifies the payment obligations thereunder or modifies the maturity date of any payment obligations thereunder, or otherwise creates additional obligations, covenants, representations or warranties of Parent or any other Borrower or any Domestic Subsidiary.
     3. Additional Covenant. Notwithstanding anything contained herein, Borrowers covenant and agree that no proceeds of Loans shall be used to fund the upfront consideration or any other obligations under the Parent Guaranty or the License Agreement.

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     4. Expense Reimbursement. Borrowers jointly and severally agree to reimburse Agent for all costs and expenses (including legal fees) incurred by Agent in connection with the preparation of this letter agreement.
     5. Miscellaneous. By its signature below, each Borrower hereby: (i) ratifies and reaffirms the Obligations, each of the Loan Documents to which such Borrower is a party and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Loan Documents to which such Borrower is a party; (ii) acknowledges and stipulates that (a) the Loan Agreement and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof, (b) all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower) and (c) the security interests and Liens granted by such Borrower in favor of Agent are duly perfected, first priority security interests and Liens; (iii) represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this letter agreement, that (a) no Default or Event of Default exists on the date hereof, (b) the execution, delivery and performance of this letter agreement have been duly authorized by all requisite corporate or limited liability company action on the part of such Borrower, (c) this letter agreement has been duly executed and delivered by such Borrower and (d) all of the representations and warranties made by such Borrower in the Loan Agreement and the other Loan Documents are true and correct on and as of the date hereof (except those representations and warranties that expressly relate to an earlier date); (iv) agrees that, upon the effectiveness of this letter agreement, each reference in the Loan Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this letter agreement; (v) agrees that this letter agreement shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default thereunder; (vi) agrees that this letter agreement shall be governed by and construed in accordance with the internal laws of the State of New York; (vii) agrees that this letter agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns; (viii) agrees that, except as otherwise expressly provided in this letter agreement, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect; (ix) agrees that this letter agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect; (x) agrees that this letter agreement may be executed in any number of counterparts and by different parties to this letter agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement; (xi) agrees that any manually executed signature delivered by a party by facsimile or electronic mail transmission shall be deemed to be an original signature hereto; (xii) agrees to take such further actions as Agent and Lenders shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby; and (xiii) agrees that section titles and references used in this letter agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto. To the fullest extent permitted by Applicable Law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this letter agreement.
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     The parties hereto have caused this letter agreement to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

Very truly yours,

BANK OF AMERICA, N.A., as Agent and a Lender

By:	/s/ John M. Olsen John M. Olsen, Senior Vice President

DNB NOR BANK ASA, as a Lender

By: Name: Title:	/s/ Philip F. Kurpiewski Philip F. Kurpiewski Senior Vice President

By: Name: Title:	/s/ Kristin Riise Kristin Riise Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

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Letter Agreement Regarding Durect Documents

BORROWERS:

ALPHARMA INC.

By:	/s/ Jeffrey S. Campbell Jeffrey S. Campbell, Executive Vice
President and Chief Financial Officer

ALPHARMA OPERATING CORPORATION

By:	/s/ Patrick Kane Patrick Kane, President and Treasurer

ALPHARMA U.S. INC.

By:	/s/ Patrick Kane Patrick Kane, President and Treasurer

ALPHARMA EURO HOLDINGS INC.

By:	/s/ Richard Barrow Richard Barrow, Secretary

ALPHARMA (BERMUDA) INC.

By:	/s/ Richard Barrow Richard Barrow, Secretary

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Letter Agreement Regarding Durect Documents

ALPHARMA USHP INC.

By:	/s/ Richard Barrow Richard Barrow, Secretary

ALPHARMA ANIMAL HEALTH COMPANY

By:	/s/ Patrick Kane Patrick Kane, Vice President and Treasurer

MIKJAN CORPORATION

By:	/s/ Patrick Kane Patrick Kane, President and Treasurer

ALPHARMA HOLDINGS INC.

By:	/s/ Richard Barrow Richard Barrow, Secretary

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Letter Agreement Regarding Durect Documents

ALPHARMA SPECIALTY PHARMA INC.

By:	/s/ Richard Barrow Richard Barrow, Secretary

PUREPAC PHARMACEUTICAL HOLDINGS, INC.

By:	/s/ Patrick Kane Patrick Kane, President

ALPHARMA PHARMACEUTICALS LLC

By:	/s/ Richard Scott Shively Richard Scott Shively, Sr. Vice President,
Pharmaceutical Commercial Operations

BARRE PARENT CORPORATION

By:	/s/ Patrick Kane Patrick Kane, President and Treasurer
Letter Agreement Regarding Durect Documents